Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under § 240.14a-12

SunAmerica Series, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SunAmerica Series, Inc.

Focused Large-Cap Growth Portfolio

URGENT NOTICE:

SPECIAL SHAREHOLDER MEETING ADJOURNED UNTIL

OCTOBER 21, 2013

Dear Shareholder:

We recently mailed you proxy materials relating to the proposal to be voted on at the Special Meeting of Shareholders for the Focused Large-Cap Growth Portfolio (the “Portfolio”) that was held on October 10, 2013. The meeting has been adjourned to allow shareholders more time to submit their voting instructions. The adjourned meeting will be held on October 21, 2013 at 10:00 a.m., Eastern Time, at the offices of SunAmerica Asset Management Corp., located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. This letter was sent because you held shares in the Portfolio on the record date and we have not yet received your vote.

Your vote is still very important. By voting right away, you can help eliminate any unnecessary communications with shareholders.

PLEASE VOTE TODAY BY CALLING US TOLL FREE AT 1-855-200-1226

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors unanimously recommends that you vote “FOR” the proposal.

Please take the time now to cast your vote and help limit any unnecessary communications with shareholders in connection with this proxy solicitation. Your vote is very important no matter how many shares you hold.

Thank you for voting.